UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	27-1055421
(State of incorporation or organization)	(IRS Employer Identification No.)

4747 Bethesda Avenue, Suite 1100 Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.700% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): File No. 333-236577

Securities registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Pebblebrook Hotel Trust (the “Registrant”) hereby incorporates by reference herein the description of its 5.700% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series H Preferred Shares”), to be registered hereunder, set forth under the heading “Description of the Series H Preferred Shares” in the Registrant’s prospectus supplement, dated July 21, 2021, as filed with the United States Securities and Exchange Commission on July 22, 2021 pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, and under the heading “Description of Shares of Beneficial Interest” in the accompanying prospectus. The Series H Preferred Shares will be listed on the New York Stock Exchange.

Item 2. Exhibits.

Exhibit Number	Exhibit Description
3.1	Declaration of Trust, as amended and supplemented through November 30, 2018, of Pebblebrook Hotel Trust (incorporated by reference to Exhibit 3.1 to Pebblebrook Hotel Trust’s Annual Report on Form 10-K filed with the SEC on March 1, 2019 (File No. 001-34571)).
3.2	Amended and Restated Bylaws of Pebblebrook Hotel Trust (incorporated by reference to Exhibit 3.2 to Pebblebrook Hotel Trust’s Current Report on Form 8-K filed with the SEC on November 14, 2016 (File No. 001-34571)).
3.3	First Amendment to Amended and Restated Bylaws of Pebblebrook Hotel Trust (incorporated by reference to Exhibit 3.2 to Pebblebrook Hotel Trust's Current Report on Form 8-K filed with the SEC on July 21, 2017 (File No. 001‑34571)).
3.4	Articles Supplementary to the Declaration of Trust of Pebblebrook Hotel Trust designating the 6.375% Series G Cumulative Redeemable Preferred Shares, $0.01 par value per share (incorporated by reference to Exhibit 3.4 to Pebblebrook Hotel Trust’s Registration Statement on Form 8-A filed with the SEC on May 12, 2021 (File No. 001-34571)).
3.5*	Articles Supplementary to the Declaration of Trust of Pebblebrook Hotel Trust designating the 5.700% Series H Cumulative Redeemable Preferred Shares, $0.01 par value per share.
* Filed herewith.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PEBBLEBROOK HOTEL TRUST

July 26, 2021	By:	/s/ Raymond D. Martz
	Name:	Raymond D. Martz
	Title:	Executive Vice President, Chief Financial Officer,
Treasurer and Secretary